                                                                    EXHIBIT 3.26



                          CERTIFICATE OF INCORPORATION

                                       OF

                        OSBORN ENTERTAINMENT CORPORATION


         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

         1.      Name.  The name of the corporation is Osborn Entertainment
Corporation.

         2. Address; Registered Agent. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: one thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($.01) each.

         5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Jay Itzkowitz 1285 Avenue of the Americas, New York, New York 10019.

         6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

         7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed
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by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate has been signed on this 13th day of May, 1988.

                                        /s/ Jay Itzkowitz
                                        ---------------------------------------
                                        Jay Itzkowitz, Incorporator





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                         CERTIFICATION OF AMENDMENT OF


                          CERTIFICATE OF INCORPORATION

                                       OF

                        OSBORN ENTERTAINMENT CORPORATION


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Osborn Entertainment Corporation.

         2. The Amendment to the Certificate of Incorporation of the Corporation set forth in the following numbered paragraph was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         3. RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

                 "4.      Number of Shares.

                          A. Total Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is: one thousand five hundred (1,500), of which one thousand (1000) shall be shares of Common Stock, par value of one cent ($.01) each ("Common Stock"), and of which five hundred (500) shall be shares of Preferred Stock, par value of one cent ($.01) each ("Preferred Stock"). Of the Preferred Stock, 400 shares shall be designated Voting Preferred Stock and 100 shares shall be designated Non-Voting Preferred Stock.

                          B.      The Preferred Stock.

                                  (1)      Dividends and Distributions. No
         dividend or distributions shall be declared or paid or set apart for payment, or other distribution declared or made upon the Preferred Stock, except to the extent identical dividends or distribution shall be declared or paid or set apart for payment, or other distribution declared or made, as the case may be, upon the Common Stock. The foregoing restrictions shall be inapplicable to (a) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion or otherwise; (b) the acquisition of any shares of Common Stock or Preferred Stock of the Corporation in connection with the settlement of disputes arising out of acquisitions by the Corporation pursuant to which such stock were issued; or (c) the rescission of any acquisition or disposition by the Corporation pursuant to which such stock was issued.
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                                  (2)      Voting. The borders of Voting
Preferred Stock shall vote on all matters, except as may be required by law, together with the holders of the Common Stock, with each share, irrespective of its class, entitling the holder thereof to one vote. Except to the extent required by applicable law, the holders of Non-Voting Preferred Stock shall have no right to vote on any matter presented for a vote of the Stockholders of the Corporation (including without limitation the election or removal of directors), and Non-Voting Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

                                  (3)      Dissolution and Liquidation. In the
case of the dissolution or liquidation of the Corporation, the holders of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, all amounts paid or distributed by the Corporation up to $1,000 per share of Preferred Stock; no further distribution shall be made to holders of Preferred Stock thereafter, until the total amount so paid or distributed to holders of the Common Stock shall equal $1,000 per share of Common Stock; and thereafter all distributions shall be made pro rata to the holders of Preferred Stock and the holders of Common Stock without regard to the class of capital stock so held by any holder; provided, that none of the sale, transfer or lease of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation or any dissolution, liquidation, winding up or reorganization of the Corporation followed, in each case, by the recapitalization of another corporation succeeding to the business and obligations of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof, provided that in each case effective provision is made in the certification of incorporation of the resulting corporation or otherwise for the protection of the rights of the holders of Preferred Stock. After the payment of the holders of the shares of Preferred Stock of the full preferential amounts provided for above, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                                  (4)     Conversion. The holders of Voting
Preferred Stock may exchange their shares of Voting Preferred Stock, upon demand and for no additional consideration, for shares of Common Stock at a ratio of one share of Common Stock for each share of Voting Preferred Stock; and the holders of Non-Voting Preferred Stock may exchange their shares of Non-Voting Preferred Stock, upon demand and for no additional consideration, for shares of Common Stock, at a ratio of one share of Common Stock for each share of Non-Voting Preferred Stock (subject in each case to any stock splits, recapitalizations, redemptions, liquidations, mergers, consolidations, split-ups, spin-offs, or exchanges or conversions of shares or the like). The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, Common Stock in a quantity sufficient to provide for the conversion of all outstanding shares of Preferred Stock into Common Stock.





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                          C.      Common Stock Dividends and Distributions. So

        long as any shares of Preferred Stock are outstanding, no dividends or distribution shall be declared or paid or set apart for payment, or other distribution declared or made upon the Common Stock, except to the extent identical dividends or distributions may be declared or paid or set apart for payment, or other distribution declared or made, as the case may be, upon the Preferred Stock. The foregoing restrictions shall be inapplicable to (a) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion or otherwise; (b) the acquisition of any shares of Common Stock of the Corporation in connection with the settlement of disputes arising out of acquisitions by the Corporation pursuant to which such stock was issued; or (c) the rescission of any acquisition or disposition by the Corporation pursuant to which such stock was issued."

                 4. The amendment of the Certificate of Incorporation of the Corporation herein certificated was duly adopted, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the sole stockholder and sole director of the Corporation.

Signed on August 22, 1988.


                                        /s/ Frank D. Osborn
                                        ---------------------------------------
                                        Frank D. Osborn
                                        Sole Stockholder and Sole Director

STATE OF YORK             )
                          )       ss
COUNTY OF NEW YORK        )

         BE IT REMEMBERED that, on August 22, 1988, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Frank
D. Osborn, the President of Osborn Communications Corporation, who duly signed the foregoing instrument before me and acknowledged that much signing in his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN under my hand on August 22, 1988.


                                        /s/ Heather L. Short
                                        ---------------------------------------
                                        Notary Publics





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                           CERTIFICATION OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        OSBORN ENTERTAINMENT CORPORATION


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Osborn Entertainment Corporation.

         2. The Amendment to the Certificate of Incorporation of the Corporation set forth in the following numbered paragraph was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         3. RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended by striking out paragraph A of
Article 4 thereof and by substituting in lieu of said paragraph the following new Paragraph 4A:

                          "A. Total Capitalization.  The total number of shares
of stock which the Corporation shall have authority to issue is ten thousand five hundred (10,500), of which ten thousand (10,000) shall be shares of common stock, par value of one cent ($.01) each ("Common Stock"), and of which five hundred (500) shall be shares of Preferred Stock, par value of one cent ($.01) each ("Preferred Stock"). Of the Preferred Stock, 400 shares shall be designated Voting Preferred Stock and 100 shares shall be designated Non-Voting Preferred Stock."

         4. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of
Section 242 of the General Corporation Law of the State of Delaware, by the stockholders and sole director of the Corporation.

Signed on July 29, 1991


                                        /s/ Frank D. Osborn
                                        ---------------------------------------
                                        Frank D. Osborn
                                        President
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         I, Heather L. Short, Secretary of the Corporation, do hereby certify that Frank D. Osborn is the duly elected and qualified President of the Corporation and that he occupies such office on the date hereof and that the signature of Frank D. Osborn above is his true and correct signature.

    IN WITNESS WHEREOF, I have hereunto set my hand this 29th of July, 1991.


                                        /s/ Heather L. Short
                                        ---------------------------------------
                                        Heather L. Short
                                        Secretary





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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        OSBORN ENTERTAINMENT CORPORATION

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Osborn Entertainment Corporation.

         2. The Amendment to the Certificate of Incorporation of the Corporation set forth in the following numbered paragraph was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         3. RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended by changing the FIRST Article thereof so that, as amended, said Article shall be read as follows:

"The name of this Corporation (hereinafter called the corporation) is Osborn Healthcare Communications, Inc."

         4. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of
Section 242 of the General Corporation Law of the State of Delaware, by the stockholders and sole director of the Corporation.

Signed on August 26, 1991


                                        /s/ Frank D. Osborn
                                        --------------------------------------
                                        Frank D. Osborn
                                        Chairman of the Board

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         I, Heather L. Short, Secretary of the Corporation, do hereby certify that Frank D. Osborn is the duly elected and qualified Chairman of the Board of the Corporation and that he occupied such office on the date hereof and that the signature of Frank D. Osborn above is a true and correct signature.

         IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of August, 1991.



                                        /s/ Heather L. Short
                                        ---------------------------------------
                                        Heather L. Short
                                        Secretary





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